EXHIBIT 99.1

Cash Incentive Awards

On February 21, 2007, the Compensation and Personnel Committee (the “Committee”) of the Company’s Board of Directors awarded the following 2006 annual cash incentives:

Ramani Ayer	$3,650,000
Thomas Marra	$2,316,000
David Zwiener	$2,232,000
David Johnson	$1,517,000
Neal Wolin	$1,517,000

Base Salary

The 2007 base salary for each named executive officer, which became effective as of February 1, 2007, is set forth below:
Ramani Ayer	$1,150,000
Thomas Marra	$990,000
David Zwiener	$990,000
David Johnson	$711,000
Neal Wolin	$711,000

Stock Options1

On February 21, 2007, the Committee determined to award, effective the second trading day following the filing of the Company’s Form 10-K for the year ended December 31, 2006 (the “Award Date”), options to purchase the number of shares of common stock with the dollar values listed below. The option exercise price per option awarded on the grant date shall be equal the closing price of the Company’s common stock on the New York Stock Exchange on the date of the grant. The number of stock options awarded on the Award Date shall be determined by dividing the dollar value of the award by the value per option established using a binomial lattice option pricing model based on the closing price per share of Company Common Stock on the New York Stock Exchange on the date of the grant, in accordance with Financial Accounting Standards Board Statement No. 123®, Share-Based Payment (“FAS 123R”). This value shall not be reduced to reflect estimated forfeitures during the period.

Ramani Ayer	$2,000,000
Thomas Marra	$1,100,000
David Zwiener	$1,100,000
David Johnson	$594,000
Neal Wolin	$477,333

Restricted Stock

No shares of restricted stock have been awarded to any named executive officers in 2007.

Restricted Stock Units2

On February 21, 2007, the Committee determined to award on the Award Date, restricted stock units with the dollar values listed below. The number of restricted stock units awarded on the Award Date shall be determined by dividing the dollar value of the award by the closing price per share of Company’s Common Stock on the New York Stock Exchange on the date of the grant, in accordance with FAS 123R:

Ramani Ayer	$2,000,000
Thomas Marra	$1,100,000
David Zwiener	$1,100,000
David Johnson	$594,000
Neal Wolin	$477,333

Performance Shares3

On February 21, 2007, the Committee determined to award on the Award Date, performance shares with the dollar values listed below. The number of performance shares to be awarded shall be determined by dividing the dollar value of the award by the grant date value per performance share based on the closing stock price on the New York Stock Exchange on the date of the grant. Because dividends are not paid on performance shares during the three-year performance period, the grant date value of a Performance Share is slightly less than the closing stock price on the New York Stock Exchange on the date of the grant. The value per performance share is determined by discounting the closing stock price by the present value of projected dividend payments over the performance period, in accordance with FAS 123R:

Ramani Ayer	$2,000,000
Thomas Marra	$1,100,000
David Zwiener	$1,100,000
David Johnson	$594,000
Neal Wolin	$477,333

Performance Share Award Payouts

On February 21, 2007, the Committee determined to payout, effective February 21, 2007, performance share awards to the named executive officers for the performance period from January 1, 2004 through December 31, 2006 in the common stock amounts listed below:

Ramani Ayer		64,404
Thomas Marra	42,430
David Zwiener	42,430
David Johnson	22,730
Neal Wolin	12,880

On February 21, 2007, the closing price of the Company’s common stock on the New York Stock Exchange was $97.11.

1 The stock options awarded in 2007 will vest upon the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange equals or exceeds 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date.

2 Each restricted stock unit represents a contractual right to receive one share of common stock of the Company at the end of a three year service period.

3 Performance shares represent shares of common stock of the Company which vest upon the Company’s achievement of one or more performance objectives over the performance period established by the Committee. The performance shares will not vest and become payable unless and until the Committee determines, following the end of the performance period, that the performance objectives have been met. The Committee in its sole discretion may elect to pay such awards in shares of common stock, or part in shares of common stock and part in cash, or entirely in cash.